Exhibit 23.1

                         Consent of Independent Auditors

           We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 (Nos. 33-51775 and 33-51775-01), which is incorporated by reference in this Registration Statement and related Prospectus of Toll Corp. and Toll Brothers, Inc., and to the incorporation by reference therein and herein of our report dated December 10, 1996, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 16, 1997